Exhibit 99.1

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

FOR IMMEDIATE RELEASE	Date: November 3, 2008
From: Jeffrey T. Bowman
Chief Executive Officer

Crawford Reports Substantial Improvement in 2008 Third Quarter Results

Net Income Increases 100% on Revenue Growth of 9%

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2008.

Consolidated Results

Third quarter 2008 consolidated revenues before reimbursements totaled a record $266.9 million compared to $245.8 million in the 2007 third quarter. Third quarter 2008 net income was $6.9 million, up from $3.5 million for the 2007 third quarter. Third quarter 2008 diluted earnings per share were $0.13 compared to $0.07 in the prior-year quarter.

Year-to-date 2008 consolidated revenues before reimbursements totaled a record $785.7 million compared to $729.9 million in the 2007 period. Net income in the 2008 nine month period was $23.9 million, up 87% from $12.8 million for the 2007 nine months. Year-to-date 2008 diluted earnings per share were $0.47 compared to $0.25 in the prior-year period. Net income in the 2007 period included gains on the disposal of assets of $5.6 million, net of related income taxes, or $0.11 per share.

Crawford generated $33.1 million of cash from operations for the 2008 year-to-date period, compared to $3.9 million in cash provided by operations through the September 2007 year-to-date period. The $29.3 million improvement was due to higher earnings and improved working capital management. The Company’s consolidated cash and cash equivalents position as of September 30, 2008 totaled $56.8 million compared to $50.9 million at December 31, 2007.

International Operations

Third quarter 2008 revenues before reimbursements for the International Operations segment grew 19.3% to a record of $115.4 million from $96.7 million for the same period in 2007. Compared to the 2007 third quarter, during the current period the U.S. dollar was weaker against most major foreign currencies, resulting in a net exchange rate benefit. Excluding the benefit of exchange rate fluctuations, international revenues would have been $110.9 million in the 2008 third quarter, reflecting growth in revenues on a constant dollar basis of 14.6%. International operating expenses for the 2008 third quarter increased by

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

$16.3 million in U.S. dollars, an 18.0% increase (13.2% on a constant dollar basis) compared to the 2007 period. Operating earnings improved to $8.6 million in the current quarter, up 36.8% over last year’s third quarter operating earnings of $6.3 million. The related operating margin was 7.4% in the 2008 third quarter, improving from the 6.5% operating margin in the 2007 third quarter.

U.S. Property & Casualty

U.S. Property & Casualty revenues before reimbursements were $56.2 million in the third quarter of 2008, increasing 12.5% from $50.0 million in the 2007 third quarter. Revenues generated by the Company’s catastrophe adjuster group were $6.3 million in the 2008 third quarter, compared to $3.4 million in the 2007 period. Operating earnings in the 2008 third quarter in the U.S. Property and Casualty segment improved to $6.8 million, or 12.1% of revenues, compared to $3.5 million, or 7.0% of revenues in the 2007 third quarter. This improvement reflected the benefits of increased efficiencies from the Company’s ongoing technology investments in this segment and from higher case volumes that were partially driven by catastrophe claim increases.

Broadspire

Revenues before reimbursements from the Broadspire segment were $76.9 million in the 2008 third quarter down from $78.4 million in the 2007 quarter due primarily to reductions in revenue from existing programs, partially offset by new business gains. Operating earnings totaled $1.1 million in the 2008 third quarter, or an operating margin of 1.4% of revenues, compared to earnings of $1.4 million, or 1.8% of revenues, in the prior-year period.

Legal Settlement Administration

Legal Settlement Administration revenues before reimbursements were $18.4 million for the 2008 third quarter, compared to $20.6 million in the 2007 quarter, reflecting an overall slowdown in class action settlements. Operating earnings totaled $2.9 million in the 2008 third quarter, or an operating margin of 15.5% of revenues, compared to $2.1 million, or 10.3% of revenues, in the prior-year period partly as a result of cost containment initiatives. The segment’s awarded project backlog totaled approximately $43.5 million at September 30, 2008 as compared to $39.1 million at September 30, 2007.

Management’s Comments

Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, “Our third quarter 2008 operating results reflected sustained growth in our business, achieved through incremental revenues and the results of our continued focus on cost control and technology-led process improvements. This performance builds on the solid results generated thus far in 2008 in the face of an increasingly difficult macro-economic environment.

“Our consolidated revenues before reimbursements improved by nearly 9% on the strength of our International and U.S. Property & Casualty segments. The solid performance of our core business was enhanced by incremental activity in our catastrophe-related business due to Hurricanes Gustav and Ike in the United States.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

“Operating cash flow through the 2008 third quarter showed a $29.3 million improvement over the 2007 period. We are driving this company to improve our working capital profile, primarily through a relentless focus on better management of processes related to unbilled revenues and accounts receivable. This improvement in operating cash flows is a direct result of those efforts and is net of $14.4 million in additional contributions to our U. S. defined benefit pension plan in 2008.

“We recently sold a non-core component of our European operations which will generate a pretax gain of approximately $2.2 million in our fourth quarter results. In addition, we are planning to restructure certain of our operations which is expected to result in a pretax charge of approximately $3.0 million in the 2008 fourth quarter.”

Mr. Bowman said, “We are pleased with our results through the first nine months of 2008, as our employees have worked hard to achieve this improvement in our operating results. Our outlook for the final quarter of 2008 reflects the incremental improvement we expect to achieve in the U.S. related to the influx of catastrophe-related claims, a gain generated from the sale of a non-core European operation, partially offset by a charge to restructure certain of our operations. We are committed to managing our operations toward improved core operating performance as we finish the year, while at the same time continuing to enhance our industry-leading quality.”

Updated Guidance

Crawford & Company updated its full-year guidance for 2008 as follows:

•	Consolidated revenues before reimbursements between $1.04 billion and $1.05 billion.

•	Consolidated operating earnings between $68.1 million and $72.4 million.

•

After reflecting stock-based compensation expense, net corporate interest expense, customer-relationship intangible asset amortization expense, special charges and credits and income taxes, consolidated net income on a GAAP basis between $28.3 million and $30.4 million, or $0.54 to $0.58 diluted earnings per share.

Mr. Bowman added, “While our practice continues to be to provide initial earnings guidance for the coming year with our fourth quarter earnings release, our 10-Q that will be filed with the SEC next week will discuss the expectation of increases in our defined benefit pension expense and funding in the U.S. and the U.K. in 2009. This anticipated pension expense increase is a result of the recent stock market declines and downturns in the global economy which have negatively affected the asset values in our pension plans, as they have affected many other companies. We cannot specifically determine the impact at this time, but we believe that it is likely to materially affect reported results in fiscal 2009.”

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

Crawford & Company’s management will host a conference call with investors on Monday, November 3, 2008 at 3:00 P.M. EST to discuss quarterly earnings and other developments. The audio web cast and related financial presentation will be broadcast live on the Investor Relations homepage of our website at www.crawfordandcompany.com. It will be available for replay through November 2, 2009. Additionally, you may dial 1-800-642-1687 (706-645-9291 international) to listen to a replay of the call through November 10, 2008. The access code is 70532795.

On January 1, 2008 the Company’s strategic warranty services unit was moved from the Legal Settlement Administration segment to the U.S. Property & Casualty segment. Prior period amounts for both segments have been restated to reflect this transfer. Subsequent to March 31, 2007, the Company changed its method of allocating certain corporate overhead costs to each of its operating segments. Prior period amounts have been restated on the same basis as the new allocation method.

Further information regarding the Company’s financial position, operating results, and cash flows for the quarter ended September 30, 2008 is shown on the attached unaudited statements. Operating earnings (a non-GAAP financial measure) is the key financial performance measure used by the Company’s senior management to evaluate the performance of its segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate operating performance using the same criteria that management uses. Operating earnings exclude net corporate interest expense, stock option expense, income tax expense, amortization of customer relationship intangible assets, unallocated corporate and shared costs and certain other charges and credits. Net corporate interest expense, stock option expense and income taxes are recurring components of the Company’s net income, but they are not considered part of operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense relates to historically granted stock options which are not allocated to operating segments, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. Amortization expense relates to non-cash amortization of customer relationship intangible assets resulting from business combinations. These costs are not allocated to the segments for assessing performance. None of the aforementioned costs relate directly to the performance of the Company’s services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Certain other credits and charges represent events (gain on disposal of assets, etc.) that are not considered part of segment operating earnings since they historically have not regularly impacted the Company’s operating performance and are not expected to regularly impact future performance. Following is a reconciliation of segment operating earnings to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

	Quarter ended				Year-to-date period ended
	September 30, 2008	% Margin	September 30, 2007	% Margin	September 30, 2008	% Margin	September 30, 2007	% Margin
Operating Earnings:
U.S. property & casualty	$6,781	12.1%	$3,514	7.0%	$17,822	11.4%	$8,087	5.4%
International operations	8,594	7.4	6,280	6.5	28,027	8.4	14,810	5.5
Broadspire	1,079	1.4	1,431	1.8	5,366	2.3	3,529	1.4
Legal settlement administration	2,853	15.5	2,126	10.3	8,492	14.9	7,795	11.9
Unallocated corporate and shared costs	(3,737)	(1.4)	(4,434)	(1.8)	(5,147)	(0.7)	(7,047)	(1.0)
Add/(Deduct):
Other credits	—	—	—	—	—	—	8,824	1.2
Stock option expense	(243)	(0.1)	(260)	(0.1)	(717)	(0.1)	(901)	(0.1)
Amortization expense	(1,507)	(0.6)	(1,575)	(0.6)	(4,521)	(0.6)	(4,518)	(0.6)
Net corporate interest expense	(4,334)	(1.6)	(4,572)	(1.9)	(13,406)	(1.7)	(13,172)	(1.8)
Income taxes	(2,564)	(1.0)	943	0.4	(11,994)	(1.5)	(4,595)	(0.6)

Net income	$6,922	2.6	$3,453	1.4	$23,922	3.0	$12,812	1.8

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management and related solutions to the risk management and insurance industry as well as self-insured entities, with a global network of more than 700 locations in 63 countries. Major service lines include property and casualty claims management; warranty inspections; integrated claims and medical management for workers’ compensation; legal settlement administration, including class action and bankruptcy claims administration; and risk management information services. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 300-1000

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, please read the Crawford & Company reports filed with the United States Securities and Exchange Commission and available at www.sec.gov or in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Earnings Per Share and Percentages)

Nine Months Ended September 30	2008	2007	% Change
Revenues:
Revenues Before Reimbursements	$785,693	$729,919	8%
Reimbursements	69,578	54,874	27%

Total Revenues	855,271	784,793	9%

Costs and Expenses:
Cost of Services Provided, Before Reimbursements	574,243	547,189	5%
Reimbursements	69,578	54,874	27%

Total Cost of Services	643,821	602,063	7%

Selling, General, and Administrative Expenses	162,128	160,975	1%
Corporate Interest Expense, Net	13,406	13,172	2%

Total Costs and Expenses	819,355	776,210	6%

Gain on Sale of Subrogation Business	—	3,980	nm

Gain on Sale of Former Corporate Headquarters	—	4,844	nm

Income Before Income Taxes	35,916	17,407	106%
Provision for Income Taxes	11,994	4,595	161%

Net Income	$23,922	$12,812	87%

Earnings Per Share - Basic and Diluted	$0.47	$0.25	88%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,621	50,434

Diluted Earnings Per Share	51,105	50,616

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Earnings Per Share and Percentages)

Three Months Ended September 30	2008	2007	% Change
Revenues:
Revenues Before Reimbursements	$266,916	$245,774	9%
Reimbursements	24,416	20,196	21%

Total Revenues	291,332	265,970	10%
Costs and Expenses:
Cost of Services Provided, Before Reimbursements	196,874	185,533	6%
Reimbursements	24,416	20,196	21%

Total Cost of Services	221,290	205,729	8%

Selling, General, and Administrative Expenses	56,222	53,159	6%
Corporate Interest Expense, Net	4,334	4,572	-5%

Total Costs and Expenses	281,846	263,460	7%

Income Before Income Taxes	9,486	2,510	278%
Provision for Income Taxes	2,564	(943)	372%

Net Income	$6,922	$3,453	100%

Earnings Per Share:

Basic	$0.14	$0.07	100%

Diluted	$0.13	$0.07	86%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,696	50,507

Diluted Earnings Per Share	51,867	50,697

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT

Nine Months Ended September 30

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2008	2007		2008	2007		2008	2007		2008	2007
Revenues Before Reimbursements	$156,935	$148,727	5.5%	$335,505	$269,330	24.6%	$236,289	$246,092	-4.0%	$56,964	$65,770	-13.4%

Compensation & Benefits	96,277	96,322	0.0%	229,992	189,022	21.7%	132,672	141,159	-6.0%	26,571	30,544	-13.0%

% of Revenues Before Reimbursements	61.3%	64.8%		68.6%	70.2%		56.1%	57.4%		46.6%	46.4%

Expenses Other than Reimbursements, Compensation & Benefits	42,836	44,318	-3.3%	77,486	65,498	18.3%	98,251	101,404	-3.1%	21,901	27,431	-20.2%

% of Revenues Before Reimbursements	27.3%	29.8%		23.0%	24.3%		41.6%	41.2%		38.5%	41.7%

Total Operating Expenses	139,113	140,640	-1.1%	307,478	254,520	20.8%	230,923	242,563	-4.8%	48,472	57,975	-16.4%

Operating Earnings (1)	$17,822	$8,087	120.4%	$28,027	$14,810	89.2%	$5,366	$3,529	52.1%	$8,492	$7,795	8.9%

% of Revenues Before Reimbursements	11.4%	5.4%		8.4%	5.5%		2.3%	1.4%		14.9%	11.9%

Three Months Ended September 30

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2008	2007		2008	2007		2008	2007		2008	2007
Revenues Before Reimbursements	$56,227	$49,983	12.5%	$115,362	$96,735	19.3%	$76,911	$78,434	-1.9%	$18,416	$20,622	-10.7%

Compensation & Benefits	34,115	31,648	7.8%	79,656	67,279	18.4%	43,552	45,835	-5.0%	8,494	9,287	-8.5%

% of Revenues Before Reimbursements	60.7%	63.3%		69.0%	69.5%		56.6%	58.4%		46.1%	45.0%

Expenses Other than Reimbursements, Compensation & Benefits	15,331	14,821	3.4%	27,112	23,176	17.0%	32,280	31,168	3.6%	7,069	9,209	-23.2%

% of Revenues Before Reimbursements	27.2%	29.7%		23.6%	24.0%		42.0%	39.8%		38.4%	44.7%

Total Operating Expenses	49,446	46,469	6.4%	106,768	90,455	18.0%	75,832	77,003	-1.5%	15,563	18,496	-15.9%

Operating Earnings (1)	$6,781	$3,514	93.0%	$8,594	$6,280	36.8%	$1,079	$1,431	-24.6%	$2,853	$2,126	34.2%

% of Revenues Before Reimbursements	12.1%	7.0%		7.4%	6.5%		1.4%	1.8%		15.5%	10.3%

(1)	A non-GAAP financial measurement which represents earnings before net corporate interest expense, amortization of customer-relationship intangible assets, stock option expense, income tax expense, unallocated corporate and shared costs, and gains on asset sales. See page 5 for a reconciliation of Operating Earnings to Net Income computed in accordance with GAAP.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2008 and December 31, 2007

Unaudited

(In Thousands)

	September 30 2008	* December 31 2007
Assets
Current Assets:
Cash and Cash Equivalents	$56,819	$50,855
Accounts Receivable, Net	178,429	178,528
Unbilled Revenues, Net	131,752	136,652
Prepaid Expenses and Other Current Assets	20,593	16,717

Total Current Assets	387,593	382,752

Property and Equipment	157,114	153,733
Less Accumulated Depreciation	(109,734)	(104,467)

Net Property and Equipment	47,380	49,266

Other Assets:
Goodwill	262,913	263,769
Intangible Assets Arising from Business Acquisitions, Net	113,707	118,678
Capitalized Software Costs, Net	44,371	40,032
Deferred Income Tax Assets	17,950	18,923
Other Noncurrent Assets	27,256	29,362

Total Other Assets	466,197	470,764

Total Assets	$901,170	$902,782

Liabilities and Shareholders’ Investment
Current Liabilities:
Short-Term Borrowings	$27,903	$29,389
Accounts Payable	40,176	39,601
Accrued Compensation and Related Costs	77,909	69,655
Other Accrued Current Liabilities	52,488	57,360
Self-Insured Risks	18,564	18,290
Accrued Income Taxes	17,453	10,435
Deferred Revenues	59,067	64,363
Current Installments of Long-Term Debt and Capital Leases	2,296	2,475

Total Current Liabilities	295,856	291,568

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	181,790	183,449
Deferred Revenues	50,186	58,925
Self-Insured Risks	18,638	18,439
Postretirement Medical Benefit Obligation	2,054	1,898
Accrued Pension Liabilities	52,190	76,977

Other Noncurrent Liabilities	13,690	12,265

Total Noncurrent Liabilities	318,548	351,953

Minority Interest in Equity of Consolidated Affiliates	4,944	5,046

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	26,510	25,935
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-in Capital	24,822	19,057
Retained Earnings	247,809	223,793
Accumulated Other Comprehensive Loss	(42,016)	(39,267)

Total Shareholders’ Investment	281,822	254,215

Total Liabilities and Shareholders’ Investment	$901,170	$902,782

*	Derived from the audited Consolidated Balance Sheet

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2008 and September 30, 2007

Unaudited

(In Thousands)

	2008	2007
Cash Flows From Operating Activities:
Net Income	$23,922	$12,812
Reconciliation of Net Income to Net Cash Provided By Operating Activities:
Depreciation and Amortization	22,737	22,146
Stock-Based Compensation	4,389	2,251
Loss on Sales of Property and Equipment, Net	67	521
Gain on Sale of Subrogation Business	—	(3,980)
Gain on 2006 Sale of Former Corporate Headquarters	—	(4,844)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Disposition:
Accounts Receivable	2,003	1,766
Unbilled Revenues	3,903	(12,899)
Accrued Income Taxes	6,609	5,188
Accounts Payable and Accrued Liabilities	11,068	552
Deferred Revenues	(13,845)	(18,354)
Retirement Plan Liabilities	(23,435)	(22)
Prepaid Expenses and Other Operating Activities	(4,293)	(1,265)

Net Cash Provided By Operating Activities	33,125	3,872

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment, Net	(9,737)	(12,320)
Capitalization of Computer Software Costs	(11,518)	(8,326)
Proceeds from Sale of Investment Security	—	5,000
Proceeds from Sale of Subrogation Business	—	5,000
Other Investing Activities, Net	(204)	(1,603)

Net Cash Used In Investing Activities	(21,459)	(12,249)

Cash Flows From Financing Activities:
(Decrease) Increase in Short-Term Borrowings, Net	(5,864)	1,315
Payments on Long-Term Debt and Capital Lease Obligations	(1,970)	(11,889)
Proceeds from Stock-Based Compensation Plans	2,016	736
Other Financing Activities, Net	(20)	(335)

Net Cash Used In Financing Activities	(5,838)	(10,173)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	136	2,178

Increase (Decrease) in Cash and Cash Equivalents	5,964	(16,372)
Cash and Cash Equivalents at Beginning of Period	50,855	61,674

Cash and Cash Equivalents at End of Period	$56,819	$45,302